Exhibit 10.4

LINE OF CREDIT AGREEMENT

This Agreement is dated as of November 13, 2008, between George Konrad (“Lender”) and PowerVerde, Inc., a Delaware corporation (“Borrower”).

1.  Lender agrees to lend to Borrower, at Borrower’s request from time to time, through November 13, 2009 (the “Maturity Date”) up to $50,000 (the “Commitment Amount”). Prior to the Maturity Date, the Borrower may borrow, repay and reborrow up to the Commitment Amount; provided, however, that all principal outstanding hereunder, together with accrued interest, shall be due and payable in full on the Maturity Date.

2.  Interest on the principal amount outstanding from time to time under the line of credit provided for hereunder shall accrue at an annual rate of 12.25%.

3.  Immediately upon the execution of this Agreement, Borrower shall execute and deliver to Lender a promissory note in the form attached as Exhibit “A.”

4.  Immediately upon each advance of funds by Lender to Borrower hereunder, Borrower shall issue to Lender or his assigns a warrant to purchase shares of Borrower’s common stock in the form attached as Exhibit “B.” Each warrant shall expire three years from the date hereof and shall cover one share of Borrower’s common stock for each $1.00 advanced by Lender and shall have an exercise price of $2.30 per share (the closing price of Borrower’s common stock on the date hereof).

5.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

POWERVERDE, INC.

By:	/s/ Richard H. Davis
Richard H. Davis, Director

By:	/s/ George Konrad
George Konrad

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT SUCH TRANSFER, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND SUCH APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

LINE OF CREDIT PROMISSORY NOTE

$50,000	Phoenix, Arizona
November 13, 2008

FOR VALUE RECEIVED, PowerVerde, Inc., a Delaware corporation (the “Company”) promises to pay to the order of George Konrad (the “Holder”), at such address as the Holder may designate from time to time, the principal sum of $50,000 or such amount as has been advanced to the Company, together with simple interest accrued on the principal balance outstanding from time to time at the rate of 12.25% per annum based on a 365-day year and actual days elapsed in the period for which such interest is payable. The entire principal balance of this Note, together with all unpaid interest accrued thereon, shall be due and payable on November 13, 2009 (the “Maturity Date”). Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to the Company for cancellation.

The Company may prepay all or any part of the amounts outstanding under this Note without premium or penalty.

The Company waives presentment, demand, notice, protest, and all other demands or notices in connection with the delivery, performance, default or enforcement of this Note. In the event of default hereunder, the Company shall, in addition to other sums due hereunder, pay all costs and reasonable attorneys’ fees incurred in connection with any action to collect this Note at the prelitigation, pretrial, trial and appellate levels.

The principal and any interest shall be payable in lawful money of the United States of America at the address of the Holder or at such other place as the legal holder may designate from time to time in writing to the Company.

The Company shall be in default and the Holder may, by notice to the Company, declare the entire unpaid principal amount of the Note and all interest accrued and unpaid thereon due and payable, and the same shall be forthwith due and payable, if the Company discontinues its business, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as such debts become due, or applies for or consents to the appointment of or taking possession by a trustee, receiver or liquidator (or other similar official) of any substantial part of its property, or commences a case or has an order for relief or liquidation entered against it or has a custodian appointed under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and such case or order is not dismissed or stayed within 60 days.

EXHIBIT A

The Holder may waive any past default hereunder and its consequences. In the case of any such waiver, the Company and the Holder shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Note, and the interest rate hereon shall not be deemed to have increased; but no such waiver shall extend to any subsequent or other default impair any right consequent thereon.

All references to the “Holder” or the “Company” shall apply to their respective heirs, successors, permittees and assigns. Notwithstanding anything herein to the contrary, this Note may not be assigned or transferred by the Company without the prior written consent of the Holder.

This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this Note to be signed by its duly authorized officer on the day and year first above written.

POWERVERDE, INC.

By:
Name:
Title:

2

NEITHER THIS WARRANT NOR THE WARRANT STOCK (AS HEREINAFTER DEFINED) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AND THE WARRANT STOCK MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND SUCH LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT.

Warrant No.

WARRANT

For the Purchase of Common Stock of

POWERVERDE, INC.

a Delaware corporation

VOID AFTER 5:00 P.M., EASTERN STANDARD TIME, ON NOVEMBER 13, 2011.

Shares	, 2008

FOR VALUE RECEIVED, POWERVERDE, INC., a Delaware corporation (the “Company”), hereby certifies that                                                                           (the “Holder”) is entitled, subject to the provisions of this Warrant, to purchase from the Company up to          shares of common stock (the “Common Shares”), par value $0.001 per share (“Common Stock”), of the Company at an exercise price per Common Share equal to $2.30 per Common Share (the “Exercise Price”), during the period commencing on the date hereof and expiring at 5:00 P.M., Eastern Standard time, on November 13, 2011.

The number of Common Shares to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The Common Shares deliverable upon such exercise, or the entitlement thereto upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Stock.” The Warrants issued on the same date hereof bearing the same terms and conditions as this Warrant shall be collectively referred to as the “Warrants”.

The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

1.	EXERCISE OF WARRANT

(a) By Payment of Cash. This Warrant may be exercised by its presentation and surrender to the Company at its principal office (or such office or agency of the Company as it may designate in writing to the Holder hereof), commencing on             , 2008 (“Date of Issuance”) and expiring at 5:00 P.M., Eastern Standard time, on November 13, 2011, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check or by wire transfer, payable to the order of the Company) of the Exercise Price for the number of shares specified in such Form.

EXHIBIT B

The Company agrees that the Holder hereof shall be deemed the record owner of such Common Shares as of the close of business on the date on which this Warrant shall have been presented and payment made for such Common Shares as aforesaid whether or not the Company or its transfer agent is open for business. Certificates for the Common Shares so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding 15 days, after the rights represented by this Warrant shall have been so exercised. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares purchasable hereunder as soon as reasonably possible.

(b) Cashless Exercise. In lieu of the payment method set forth in Section 1(a) above, the Holder may elect to exchange all or some of this Warrant for the Common Shares equal to the value of the amount of this Warrant being exchanged on the date of exchange. If the Holder elects to exchange this Warrant as provided in this Section 1(b), the Holder shall tender to the Company this Warrant for the amount being exchanged, along with written notice of the Holder’s election to exchange some or all of this Warrant, and the Company shall issue to the Holder the number of Common Shares computed using the following formula:

X = Y (A-B)

          A

Where:	X =	The number of Common Shares to be issued to the Holder.

	Y =	The number of Common Shares purchasable under the amount of this Warrant being exchanged (as adjusted to the date of such calculation).

	A =	The Market Price of one Common Share.

	B =	The Exercise Price (as adjusted to the date of such calculation).

The Warrant exchange shall take place on the date specified in the notice or if the date the notice is received by the Company is later than the date specified in the notice, on the date the notice is received by the Company.

As used herein in the phrase “Market Price” at any date shall be deemed to be the last reported sale price or the closing price of the Common Stock on any exchange (including the National Association of Securities Dealers Automated Quotation System (“Nasdaq”)) on which the Common Stock is listed or the closing price as quoted on the OTC Bulletin Board, or, in the case no such reported sale takes place on such day, the average of the last reported sales prices or quotations for the last five trading days, in either case as officially reported or quoted by the principal securities exchange or the OTC Bulletin Board, and if the Common Stock is not listed or quoted as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

(c) “Easy Sale” Exercise. In lieu of the payment method set forth in Section 1(a) above, when permitted by law and applicable regulations (including rules of Nasdaq and National Association of Securities Dealers (“NASD”)), the Holder may pay the aggregate Exercise Price (the “Exercise Amount”) through a “same day sale” commitment from the Holder (and if applicable a broker-dealer that is a member of the NASD (an “NASD Dealer”)), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the shares so purchased to pay the Exercise Amount and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such shares to forward the Exercise Amount directly to the Company.

2.	COVENANTS BY THE COMPANY

The Company covenants and agrees as follows:

(a) Reservation of Shares. During the period within which the rights represented by this Warrant may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Warrant, such number of its Common Shares as shall be issuable upon the exercise of this Warrant. If at any time the number of authorized Common Shares shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose. The Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Warrant.

(b) Valid Issuance, etc. All Common Shares which may be issued upon exercise of the rights represented by this Warrant included herein will be, upon payment thereof, validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

(c) Taxes. All original issue taxes payable in respect of the issuance of Common Shares upon the exercise of the rights represented by this Warrant shall be borne by the Company, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the issuance or transfer of this Warrant or the Warrant Stock.

(d) Fractional Shares. The Company shall not be required to issue certificates representing fractions of Common Shares. In lieu of any fractional interests, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

3.	EXCHANGE OR ASSIGNMENT OF WARRANT

This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Common Shares purchasable hereunder. Subject to the provisions of this Warrant and the receipt by the Company of any required representations and agreements, upon surrender of this Warrant to the Company with the Warrant Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without additional charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. In the event of a partial assignment of this Warrant, the new Warrants issued to the assignee and the Holder shall make reference to the aggregate number of shares of Warrant Stock issuable upon exercise of this Warrant.

4.	RIGHTS OF THE HOLDER

The Holder shall not, by virtue hereof, be entitled to any voting or other rights of a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

5.	ADJUSTMENT OF EXERCISE PRICE

(a) Stock Splits, Subdivisions or Combinations; Common Stock Dividends; Reclassification. If the Company, at any time while this Warrant is outstanding, (a) shall fix a record date for the effectuation of a split, subdivision or combination of the outstanding shares of Common Stock, (b) shall pay a stock dividend on its Common Stock, or (c) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, then (i) the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event and (ii) the number of shares of the Warrant Stock shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event. Any adjustment made pursuant to this Section 5(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution or, in the case of a subdivision or re-classification, shall become effective immediately after the effective date thereof.

(b) Subscription Rights. If the Company, at any time while this Warrant is outstanding, shall fix a record date for the distribution to holders of its Common Stock, evidence of its indebtedness or assets or rights, options, warrants or other security entitling them to subscribe for or purchase, convert to, exchange for or otherwise acquire any security (excluding those referred to in Section 5(a) above), then in each such case the Exercise Price at which this Warrant shall thereafter be exercisable shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the per-share Market Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith, and the denominator of which shall be the Exercise Price as of such record date; provided, however, that in the event of a distribution exceeding 10% of the net assets of the Company, such fair market value shall be determined by an appraiser selected in good faith by the registered owners of a majority of the Warrant Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such appraiser shall have the right to select in good faith an additional appraiser meeting the same qualifications, in which case the fair market value shall be equal to the average of the determinations by each such appraiser. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(c) Rounding. All calculations under this Section 5 shall be made to the nearest cent or the nearest l/l00th of a share, as the case may be.

(d) Notice of Adjustment. Whenever the Exercise Price is adjusted pursuant to this Section 5, the Company shall promptly deliver to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such notice shall be signed by the chairman, president or chief financial officer of the Company.

(e) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock by the Company.

(f) Change of Control; Compulsory Share Exchange. In case of (A) any Change of Control Transaction (as defined below) or (B) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (each, an “Event”), lawful provision shall be made so that the Holder shall have the right thereafter to exercise this Warrant for shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Event, and the Holder shall be entitled upon such Event to receive such amount of shares of stock and other securities, cash or property as the shares of the Common Stock of the Company into which this Warrant could have been exercised immediately prior to such Event (without taking into account any limitations or restrictions on the exercisability of this Warrant) would have been entitled; provided, however, that in the case of a transaction specified in (A), above, in which holders of the Company’s Common Stock receive cash, the Holder shall have the right to exercise the Warrant for such number of shares of the surviving company equal to the amount of cash into which this Warrant is then exercisable, divided by the fair market value of the shares of the surviving company on the effective date of such Event. The terms of any such Event shall include such terms so as to continue to give to the Holder the right to receive the securities, cash or property set forth in this Section 5(f) upon any exercise or redemption following such Event, and, in the case of an Event specified in (A), above, the successor corporation or other entity (if other than the Company) resulting from such reorganization, merger or consolidation, or the person acquiring the properties and assets, or such other controlling corporation or entity as may be appropriate, shall expressly assume the obligation to deliver the securities or other assets which the Holder is entitled to receive hereunder. The provisions of this Section 5(f) shall similarly apply to successive Events. “Change of Control Transaction” means the occurrence of any (i) merger or consolidation of the Company with or into another entity, unless the holders of the Company’s securities immediately prior to such transaction or series of transactions continue to hold at least 50% of such securities following such transaction or series of transactions, (ii) a sale, conveyance, lease, transfer or disposition of all or substantially all of the assets of the Company in one or a series of related transactions or (iii) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

(g) Notice of Certain Events. If:

(i) the Company shall declare a dividend (or any other distribution) on its Common Stock;

(ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock;

(iii) the Company shall authorize the granting to the holders of all of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights;

(iv) the approval of any stockholders of the Company shall be required in connection with any capital reorganization, reclassification of the Company’s capital stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

(v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of exercise of this Warrant, and shall cause to be delivered to the Holder, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice (provided such notice shall not include any material non-public information) stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (b) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Nothing herein shall prohibit the Holder from exercising this Warrant during the 30-day period commencing on the date of such notice.

(h) Increase in Exercise Price. In no event shall any provision in this Section 5 cause the Exercise Price to be greater than the Exercise Price on the date of issuance of this Warrant, except for a combination of the outstanding shares of Common Stock into a smaller number of shares as referenced in Section 5(a) above.

6.	RESTRICTIONS ON EXERCISE

(a) Investment Intent. Unless, prior to the exercise of the Warrant, the issuance of the Warrant Stock has been registered with the Securities and Exchange Commission pursuant to the Act, the Warrant Exercise Form shall be accompanied by a representation of the Holder to the Company to the effect that such shares are being acquired for investment and not with a view to the distribution thereof, and such other representations and documentation as may be required by the Company, unless in the opinion of counsel to the Company such representations or other documentation are not necessary to comply with the Act.

7.	RESTRICTIONS ON TRANSFER

(a) Transfer to Comply with the Securities Act of 1933. Neither this Warrant nor any Warrant Stock may be sold, assigned, transferred or otherwise disposed of except as follows: (1) to a person who, in the opinion of counsel satisfactory to the Company, is a person to whom this Warrant or the Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 7 with respect to any resale, assignment, transfer or other disposition of such securities; (2) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale, assignment, transfer or disposition; or (3) to any “affiliate” (as such term is used in Rule 144 promulgated pursuant to the Act) of the Holder.

(b) Legend. Subject to the terms hereof, upon exercise of this Warrant and the issuance of the Warrant Stock, all certificates representing such Warrant Stock shall bear on the face or reverse thereof substantially the following legend:

“The securities which are represented by this certificate have not been registered under the Securities Act of 1933, and may not be sold, transferred, hypothecated or otherwise disposed of until a registration statement with respect thereto is declared effective under such act, or the Company receives an opinion of counsel for the Company that an exemption from the registration requirements of such act is available.”

8.	LOST, STOLEN OR DESTROYED WARRANTS

In the event that the Holder notifies the Company that this Warrant has been lost, stolen or destroyed and provides (a) a letter, in form reasonably satisfactory to the Company, to the effect that it will indemnify the Company from any loss incurred by it in connection therewith, and/or (b) an indemnity bond in such amount as is reasonably required by the Company, the Company having the option of electing either (a) or (b) or both, the Company may, in its sole discretion, accept such letter and/or indemnity bond in lieu of the surrender of this Warrant as required by Section 1 hereof.

9.	SUBSEQUENT HOLDERS

Every Holder hereof, by accepting the same, agrees with any subsequent Holder hereof and with the Company that this Warrant and all rights hereunder are issued and shall be held subject to all of the terms, conditions, limitations and provisions set forth in this Warrant, and further agrees that the Company and its transfer agent, if any, may deem and treat the registered holder of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

10.	NOTICES

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed the other party at the following address, or at such other addresses as a party may designate by five days advance written notice to the other party hereto.

Company:	PowerVerde, Inc. 21615 N. 2nd Avenue Phoenix, Arizona 85027 Attention: George Konrad, President
Fax:

Holder:

Fax:

11.	GOVERNING LAW; JURISDICTION

This Warrant shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Warrant may be brought against any party in the federal courts of Florida or the state courts of the State of Florida, and each of the parties consents to the jurisdiction of such courts and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

(Signature on the following page)

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

POWERVERDE, INC.

By:
Richard H. Davis
Director

POWERVERDE, INC.

WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects (A) to exercise the Warrant dated                     , 2008 (the “Warrant”), pursuant to the provisions of Section 0 of the Warrant, to the extent of purchasing                      shares of the common stock, par value $0.001 per share (the “Common Stock”), of PowerVerde, Inc., and hereby makes a payment of $                     in payment therefor, or (B) to exercise the Warrant to the extent of purchasing                      shares of the Common Stock, pursuant to the provisions of Section 0 of the Warrant. In exercising the Warrant, the undersigned hereby confirms that the Common Stock to be issued hereunder is being acquired for investment and not with a view to the distribution thereof. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below.

Name of Holder

Signature of Holder or Authorized Representative

Signature, if jointly held

Name and Title of Authorized Representative

Address of Holder

Date